Exhibit 99.1

Fathom Holdings Inc. Reports 79% Revenue Growth
for 2021 Fourth Quarter; 87% for Full Year 2021

-- Raises 2022 Full Year Guidance --

CARY, N.C., March 8, 2022 – Fathom Holdings Inc. (Nasdaq: FTHM), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings for brokerages and agents, today announced financial results for the 2021 fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Financial Results

Total revenue increased 79% for the 2021 fourth quarter to $95.5 million, from $53.4 million for last year’s fourth quarter. Fathom completed approximately 10,800 real estate transactions for the 2021 fourth quarter, a 43% increase from the 2020 fourth quarter. Fathom’s real estate agent network grew 48% to 8,100 agents at December 31, 2021, up from 5,471 agents at December 31, 2020.

Segment revenue for the 2021 fourth quarter was as follows:

Three months ended December 31, 2021
(Revenue $ in million)
Real Estate Brokerage	$89.7
Mortgage	$2.7
Technology	$0.7
Other*	$2.4

* Other primarily includes revenue generated from Fathom’s title and insurance businesses.

“Quarter after quarter and year after year, Fathom’s results have continued to demonstrate the power of what I believe is our truly disruptive business model,” said Fathom CEO Joshua Harley. “We have been successful in increasing revenue, expanding our agent network, maintaining strong agent retention, entering new geographic markets, and completing numerous strategic acquisitions designed to enhance our business and create new revenue streams.

“Fathom is winning through innovation and consistent growth, and by delivering real, long-term value to our agents, employees, clients, and shareholders,” Harley said. “We believe Fathom is on track to continue our strong revenue, agent, and transaction growth, and with the strategic investments we are making in each of our business lines, we look forward to demonstrating profitability in the near future.”

GAAP net loss for the 2021 fourth quarter was $3.6 million, or a loss of $0.24 per share, compared with a loss of $1.3 million, or a loss of $0.09 per share, for the 2020 fourth quarter. Weighted average diluted shares outstanding increased approximately 13% for the 2021 fourth quarter, compared with the same quarter last year. The year-over-year change in GAAP net loss resulted principally from investments in future growth, operational and overhead costs related to acquired companies, incremental costs due to transitioning to being a public company, and to increases in non-cash stock compensation expense and non-cash amortization of acquired intangible assets.

General and Administrative expense (G&A) totaled $9.1 million for the 2021 fourth quarter, compared with $3.6 million for the fourth quarter of last year. The increase in G&A was primarily attributable to recently completed acquisitions and to increases in non-cash stock compensation expense. It is anticipated that G&A expense will increase on an absolute dollar basis going forward, driven by acquisitions and costs related to scaling and integrating the Company’s business lines. G&A as a percentage of revenue is expected to decline over the long-term as revenue increases.

Adjusted EBITDA, a non-GAAP measure, was a loss of approximately $2.0 million for the 2021 fourth quarter, compared with an Adjusted EBITDA loss of approximately $0.85 million for the 2020 fourth quarter.

Fathom provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company’s cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.

Full Year 2021 Financial Results

Total revenue for 2021 grew 87% to $330.2 million, from $176.8 million for 2020.

Segment revenue for the 2021 full year compared with the prior-year period was as follows:

Twelve months ended
December 31, 2021
(Revenue $ in million)
Real Estate Brokerage	$314.4
Mortgage	$6.8
Technology	$2.0
Other*	$7.0

*Other primarily includes revenue generated from Fathom’s title and insurance business.

GAAP net loss for 2021 was $12.5 million, or a loss of $0.88 per share, compared with a GAAP net loss of $1.3 million, or a loss of $0.12 per share, for 2020. The year-over-year change in GAAP net loss resulted principally from investments in future growth, operational and overhead costs related to acquired companies, incremental costs due to transitioning to being a public company, and to increases in non-cash stock compensation expense and non-cash amortization of acquired intangible assets.

Adjusted EBITDA loss was $8.2 million, versus an Adjusted EBITDA loss of $0.4 million for 2020.

Cash and cash equivalents at December 31, 2021 increased to $37.8 million from $28.6 million at December 31, 2020. The Company’s cash position reflects recent acquisitions and an offering of its common stock in November 2021, which generated net proceeds of $32.5 million.

“We believe Fathom can achieve strong profits over time, while continuing to grow our business at high rates,” added Fathom President and CFO Marco Fregenal. “Our cash position is strong, and operational cash flow generation remains a significant priority as we continue to be mindful stewards of the money with which shareholders have entrusted us.”

2021 Highlights

•	Acquired Naberly Solutions, a cloud-based technology company that adds significant CRM and website functionality to Fathom’s intelliAgent platform.
•	Acquired the real estate brokerage business of Georgia-based Red Barn Real Estate, a growing regional brokerage with more than 200 agents.
•	Acquired LiveBy, a robust hyperlocal data and technology platform.
•	Acquired E4:9 Holdings, which includes Encompass Lending, Dagley Insurance Agency, and Real Results, to allow Fathom to better participate in the full lifecycle of home buying and selling, as well as generate important new revenue streams.

•	Acquired Epic Realty, a fast-growing regional brokerage in Idaho with more than 350 agents.
•	Added The Woodhouse Group, a 50-agent, full-service brokerage that is consistently ranked among the top-ten residential real estate companies in Boise.
•	Ranked among 2021’s “Top Workplaces” in Dallas, Houston and San Antonio.
•	Launched Fathom Academy to foster collaboration and access to national and local training, professional development and marketing resources across Fathom Realty and all of Fathom's business units.
•	Created Fathom’s Hispanic Division to better serve a large and growing segment of the market that had been largely ignored, and yet believed to represent over 50% of home buyers by 2040.

Q1 2022 Highlights To Date

•	Opened Fathom Realty Montana.
•	Opened Fathom Realty New Hampshire.
•	Acquired Utah-based iPro Realty Network, a full-service residential real estate brokerage with 435 agents.
•	Fathom Holdings subsidiary, Encompass Lending Group, acquired Cornerstone First Financial, a Washington, D.C.-based provider of mortgages for home purchase, debt consolidation and refinancing, as well as home loans for veterans and first-time home buyers.
•	Revised agent commission structure to include higher annual and transaction fees for agents.

Guidance/Long-Term Targets

The Company reiterated that it believes it can generate Adjusted EBITDA exceeding $40.0 million per year at 100,000 to 110,000 transactions per year. While Fathom has not provided a timeline for reaching this target, the Company believes it can maintain transaction growth rates similar to those since its IPO.

For the first quarter of 2022, Fathom expects total revenue in the range of $77-78 million, and an Adjusted EBITDA loss in the range of $3.2- $3.3 million.

For the full year 2022, Fathom is raising its total revenue guidance to the range of $425 - $435 million, and its Adjusted EBITDA guidance to the range of a loss of $500,000 to positive Adjusted EBITDA of $500,000.

2021 Fourth Quarter Financial Results Conference Call

Date:	Tuesday, March 8, 2022
Time:	5:00 p.m. ET/2:00 p.m. PT
Phone:	833-685-0908 (domestic); 412-317-5742 (international)
Replay:	Accessible through March 22, 2022; 877-344-7529 (domestic); 412-317-0088 (international); replay access code 3819627
Webcast:	Accessible at www.FathomInc.com; archive available for approximately one year

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title. For more information, visit www.FathomInc.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” including, but not limited to, the ability of the Company to demonstrate solid profitability in the near future. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with making and integrating acquisitions; technology risks; risks in effectively managing rapid growth in our business; reliance on key personnel; competitive risks; our need to attain profitability and/or raise additional funds for operations and future growth; and the others set forth in the Risk Factors section of the Company’s most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of our Form 10-K and other SEC filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contacts:

Roger Pondel/Laurie Berman	Marco Fregenal
PondelWilkinson Inc.	President and CFO
investorrelations@fathomrealty.com	Fathom Holdings Inc.
(310) 279-5980	investorrelations@fathomrealty.com
(888) 455-6040

(Financial tables follow)

FATHOM HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share data)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020

Revenue
Gross commission income	$89,670	$53,256	$314,373	$176,631
Other revenue	5,791	153	15,857	153
Total revenue	95,461	53,409	330,230	176,784
Operating expenses
Commission and other agent-related costs	86,117	50,429	300,509	166,344
Operations and support	1,689	21	5,470	21
Technology and development	1,796	251	3,911	372
General and administrative	9,112	3,627	32,733	10,316
Marketing	524	383	1,895	970
Depreciation and amortization	453	12	1,817	36
Total operating expenses	99,691	54,723	346,335	178,059

Loss from operations	(4,230)	(1,314)	(16,105)	(1,275)

Other (income) expense, net
Gain on the extinguishment of debt	(306)	-	(433)	-
Interest (income) expense, net	4	3	7	84
Other income, net	125	-	59	(10)
Other (income) expense, net	(177)	3	(367)	74

Loss from operations before income taxes	(4,053)	(1,317)	(15,738)	(1,349)
Income tax benefit	427	42	3,247	8
Net loss	$(3,626)	$(1,275)	$(12,491)	$(1,341)

Net loss per share
Basic and diluted	$(0.24)	$(0.09)	$(0.88)	$(0.12)

Weighted average common shares outstanding
Basic and diluted	15,219,284	13,436,464	14,269,078	11,404,262

FATHOM HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)

	December 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$37,830	$28,577
Restricted cash	91	984
Accounts receivable	3,981	1,595
Derivative assets	53	-
Mortgage loans held for sale, at fair value	9,862	-
Prepaid and other current assets	2,633	1,700
Total current assets	54,450	32,856
Property and equipment, net	1,250	155
Lease right of use assets	4,353	437
Intangible assets, net	24,243	922
Goodwill	20,541	799
Other assets	93	56
Total assets	104,930	35,225
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	5,303	2,596
Accrued liabilities	4,401	1,065
Escrow liabilities	90	933
Warehouse lines of credit	9,577	-
Long-term debt - current portion	831	256
Lease liability - current portion	870	140
Total current liabilities	21,072	4,990
Long-term debt, net of current portion	146	283
Lease liability, net of current portion	3,562	301
Total liabilities	24,780	5,574

Stockholders' equity:
Common stock, no par value, 100,000,000 authorized and 16,751,606 and 13,830,351 issued and outstanding as of December 31, 2021 and 2020, respectively	-	-
Treasury Stock, at cost, 5,683 shares as of December 31, 2021 and 2020	(30)	(30)
Additional paid-in capital	100,159	37,169
Accumulated deficit	(19,979)	(7,488)
Total stockholders' equity	80,150	29,651
Total liabilities and stockholders' equity	104,930	35,225

FATHOM HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Year ended December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,491)	$(1,341)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,748	165
Gain on the extinguishment of debt	(433)	-
Gain on sale of mortgages	(5,205)	-
Share-based compensation	4,011	728
Deferred income taxes	(3,339)	(46)
Bad debt expense	248	133
Other non-cash	15	(21)
Change in operating assets and liabilities:
Mortgage loans held for sale	(179,297)	-
Proceeds from sale and principal payments on mortgage loans held for sale	182,786	-
Accounts receivable	(1,254)	(1,263)
Prepaid and other assets	(1,248)	(879)
Accounts payable	1,674	1,468
Accrued liabilities	1,112	(736)
Other liabilities	(1,001)	608
Operating lease right of use assets	675	-
Operating lease liabilities	(584)	23
Other assets	(31)	(55)
Derivative assets	37	-
Derivative liabilities	(120)	-
Net cash used in operating activities	(11,697)	(1,216)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(877)	(66)
Amounts paid for business and asset acquisitions, net of cash acquired	(11,081)	(257)
Issuance of loan receivable	-	(165)
Purchase of intangible assets	(2,602)	(422)
Net cash used in investing activities	(14,560)	(910)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(740)	(17)
Proceeds from the issuance of common stock pursuant to exercise of stock options	80	83
Proceeds from note payable	1,129	-
Net borrowing on warehouse lines of credit	1,618	-
Proceeds from the issuance of common stock in connection with public offering	35,000	34,300
Payment of offering cost in connection with issuance of common stock in connection with public offering	(2,471)	(3,183)
Purchase of treasury stock	-	(30)
Extinguishment of note payable	-	(500)
Proceeds from note payable	-	454
Net cash provided by financing activities	34,616	31,107

Net increase in cash, cash equivalents, and restricted cash	8,360	28,982
Cash, cash equivalents, and restricted cash at beginning of period	29,561	579
Cash, cash equivalents, and restricted cash at end of period	$37,921	$29,561

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020

Net loss	$(3,627)	$(1,275)	$(12,491)	$(1,341)
Depreciation and amortization	970	58	2,748	166
Other (income) expense, net	(177)	3	(366)	74
Income tax benefit	(428)	(42)	(3,247)	(8)
Stock based compensation	1,177	406	4,011	728
Transaction-related costs	48	-	1,186	-
Adjusted EBITDA	$(2,037)	$(850)	$(8,159)	$(381)

NON-GAAP FINANCIAL MEASURE

To supplement Fathom’s consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate our core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Fathom defines the non-GAAP financial measure of Adjusted EBITDA as net income (loss), excluding other expense, income tax benefit, depreciation and amortization, share-based compensation expense, and transaction-related cost.

Fathom believes that Adjusted EBITDA provides useful information about the Company’s financial performance, enhances the overall understanding of its past performance and future prospects, and allows for greater transparency with respect to a key metric used by Fathom’s management for financial and operational decision-making. Fathom believes that Adjusted EBITDA helps identify underlying trends in its business that otherwise could be masked by the effect of the expenses that the Company excludes in Adjusted EBITDA. In particular, Fathom believes the exclusion of share-based compensation expense related to restricted stock awards and stock options and transaction-related costs associated with the Company’s acquisition activity provides a useful supplemental measure in evaluating the performance of its operations and provides better transparency into its results of operations. Adjusted EBITDA also excludes other income and expense, net which primarily includes nonrecurring items, such as, gain on debt extinguishment and severance costs, if applicable.

Fathom is presenting the non-GAAP measure of Adjusted EBITDA to assist investors in seeing its financial performance through the eyes of management, and because the Company believes this measure provides an additional tool for investors to use in comparing Fathom’s core financial performance over multiple periods with other companies in its industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to net income (loss), the closest comparable GAAP measure. Some of these limitations are that:

•	Adjusted EBITDA excludes share-based compensation expense related to restricted stock awards and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in Fathom’s business and an important part of its compensation strategy;

•	Adjusted EBITDA excludes transaction-related costs primarily consisting of professional fees and any other costs incurred directly related to acquisition activity, which is an ongoing part of Fathom’s growth strategy and therefore likely to occur; and

•	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and capitalized software costs, however, the assets being depreciated and amortized may have to be replaced in the future.

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE

(UNAUDITED)

(in thousands)

	Three Months Ended March 31, 2022		Year Ended December 31, 2022
	Low	High	Low	High

Net loss	$(6,550)	$(6,450)	$(15,100)	$(14,100)
Depreciation and amortization	1,100	1,100	4,900	4,900
Stock based compensation	1,850	1,850	9,000	9,000
Transaction-related costs	300	300	700	700
Adjusted EBITDA	$(3,300)	$(3,200)	$(500)	$500